AMENDMENT NUMBER ONE
TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is dated this 20th day of June 2023 with an effective date as of the 1st day of January 2023 (the “Effective Date”), between Sinclair Television Group, Inc., a Maryland corporation ("STG" or “Company”), and Rob Weisbord ("Employee") to that certain Amended and Restated Employment Agreement effective as of January 1, 2020 (the “Agreement”).

WHEREAS, the Company has promoted Employee as provided for in Section 1 below; and

WHEREAS, the parties desire to increase Employee’s compensation; and

WHEREAS, all capitalized terms shall have the same meaning as ascribed to them in the Agreement; and

    WHEREAS, subject to the terms of the Agreement, it is the intent of the parties hereto to amend the Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.    The parties agree that Section 1.1 of the Agreement is amended by deleting the reference to “President, Local News and Marketing Services,” and replacing such reference with “Chief Operating Officer.”

2.    The Agreement is amended by deleting Section 3.1 in its entirety and replaced with the following:

“3.1    Compensation. Employee’s annual base salary shall be One Million Four Hundred Thirty-Three Thousand Two Hundred Fifty Dollars ($1,433,250) effective January 1, 2023; and shall increase to One Million Five Hundred Four Thousand Nine Hundred Twelve Dollars and Fifty Cents ($1,504,912.50) effective January 1, 2024 (“Base Salary”). Company agrees that the foregoing Base Salary cannot be reduced. During each subsequent year of employment beginning January 1, 2025, Employee’s Base Salary shall be determined by the SBG Compensation Committee, in its absolute and complete discretion. In addition, the Employee will be eligible to certain Incentive Compensation as further described in Section 3.2 of this Agreement.”

3.    Section 3.2 (a)(i) of the Agreement is amended by deleting the reference to “One Hundred Twenty-Five Thousand Dollars ($125,000)” and replacing such reference with “One Million Four Hundred Thirty-Three Thousand Two Hundred Fifty Dollars ($1,433,250) for the calendar year ending December 31, 2023, and One Million Five Hundred Four Thousand Nine Hundred Twelve Dollars and Fifty Cents ($1,504,912.50) for the calendar year ending December 31, 2024”.

4.    Section 3.2 (a)(ii) of the Agreement is amended by deleting the reference to “Two Hundred Thousand Dollars ($200,000)” and replacing such reference with “Four Hundred Thousand Dollars ($400,000)”.

5.    Section 3.2 (b)(i) of the Agreement is amended by (a) deleting the following words “in respect of two hundred thousand (200,000) shares (each a “SARS Grant”)”, and replacing such wording with “the number of shares valued at Five Hundred Thousand Dollars and no cents ($500,000.00) as determined by the Comp Committee at the time the annual SARS

Grant is issued for each calendar year ending December 31, 2022 (issued in 2023), December 31, 2023, (issued in 2024) and December 31, 2024 (issued in 2025) (each, a “SARS Grant”); and for each of the calendar years ending December 31, 2023 and December 31, 2024, the Company shall grant to Employee restricted stock in the number of shares equivalent to One Million Dollars and no cents ($1,000,000.00); (b) deleting the reference to “four (4) year pro-rata vesting”, and replacing such reference with “two (2) year pro-rata vesting”; and (c) deleting the reference to “1996 Long Term Incentive Plan” and replacing such reference with “Sinclair Broadcast Group, Inc. 2022 Stock Incentive Plan (“SIP”).”

6.    The Agreement is amended by adding the following subsection:

    “3.2 (c) Longevity Bonus Compensation. Provided that Employee has been continually employed in good standing by the Company from the date hereof to and including January 1, 2027, the Company agrees to pay Employee one-time special longevity bonuses in the amount of: (i) Three Million Dollars and No/100 Cents ($3,000,000.00) (the “Guaranteed Longevity Bonus”) and (ii) Two Million Dollars and No/100 Cents ($2,000,000.00) (the “Conditional Longevity Bonus” along with the Guaranteed Longevity Bonus, collectively, the “Longevity Bonus”) payable as one lump sum in the form of cash. The Conditional Longevity Bonus shall be conditioned on that the earnings before interest, taxes, depreciation and amortization (“EBITDA”), less net retransmission revenue, for Sinclair Television Group, Inc. for the calendar years ending December 31, 2025 and December 31, 2026 is greater than the EBITDA, less net retransmission revenue, for Sinclair Television Group, Inc. for the calendar years ending December 31, 2021 and December 31, 2022, as determined by the Company’s standard and consistent accounting practices. Any earned Longevity Bonus shall be paid to Employee no later than March 31, 2027 unless agreed to otherwise by the Company and Employee or accelerated in accordance with the Agreement. In the event that Employee’s employment is terminated pursuant to Section 4.1 (a)(7) (due to Change in Control), then the Company’s successor shall pay Employee the Longevity Bonus within thirty (30) days after the Termination Date in the form of cash. T”

7.    The Agreement is amended by deleting all references to “LTIP” and replacing such references with “SIP.”

8.    Section 4.1(d) of the Agreement is hereby amended by adding the following subsentence:

    “; or (iii) a more than five percent (5.0%) reduction in Employee’s Base Salary (other than a reduction consistent with a company-wide reduction in pay affecting substantially all executive employees of SBG and its subsidiaries).”

9.    Section 4.2(a) of the Agreement is hereby amended by adding the following subsection:

“4.    within thirty (30) days after the Termination Date, Company shall pay Employee a lump sum separation payment in the amount equal to one month’s Base Salary in effect at the time of termination (not including bonuses) for each full year of his continuous employment with the Company (the “Separation Payment”).”

10.    Section 4.2(b) of the Agreement is hereby amended by adding the following subsection:

    “4.    the Separation Payment.”

11.    Section 4.2 (e)(1) of the Agreement is hereby amended by deleting the subsection in its entirety and replacing such subsection as follows:

“1.    the Separation Payment; provided however, the Company’s obligation to make the Separation Payment shall be conditioned upon Employee’s execution and delivery to Company of a general release by Employee of all claims against Company and its subsidiaries in form and substance reasonably acceptable to Company and consistent with the terms hereof;”

12.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one instrument that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. This Amendment may be executed and/or delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly executed and delivered and be valid and effective for all purposes. This Amendment shall be considered to have been executed by a person if there exists a photocopy, facsimile copy or electronic/PDF copy of an original hereof or of a counterpart hereof that has been signed by such person. Any photocopy, facsimile copy or electronic/PDF copy of this instrument or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

13.    Except as expressly provided herein, the Agreement shall not be amended or modified by this Amendment and each of the terms thereof shall continue in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

SINCLAIR TELEVISION GROUP, INC.
a Maryland corporation

By: /s/ Christopher S. Ripley
Name:    Chris Ripley
Title:    President and Chief Executive Officer

EMPLOYEE:

/s/ Rob Weisbord
ROB WEISBORD